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                                                                    Exhibit 12.1


                               Dean Foods Company

                Computation of Ratio of Earnings to Fixed Charges
                                  (In Millions)



                                                 39 Weeks Ended
                                                February 25, 2001
                                                -----------------

          Income before taxes                        $  118.1
                                                     --------

          Fixed charges:
               Interest expense                          55.7
               Portion of rentals (33%)                  12.6
                                                     --------

               Total fixed charges                       68.3
                                                     --------

          Earnings before taxes and fixed charges    $  186.4
                                                     ========

          Ratio of earnings to fixed charges              2.7
                                                     ========